POWER OF ATTORNEY

				TO SIGN
FORMS 4 AND 5



     The undersigned director/officer of Anixter
International Inc. hereby authorizes
  John Dul, James Knox or Dennis
Letham to sign on behalf of the undersigned any
  Forms 4 and 5 that are
required to be filed from time to time with the Securities
  and Exchange
Commission.  Such forms shall be completed from the information furnished by me to the Company and the information in the Company's records.
  This authority shall continue in effect until revoked.






  Dated this 12th day of May, 2003.

  Signed:
	John R. Petty

  Printed Name: John R. Petty